Exhibit 8.1

ESCROW DEPOSIT AGREEMENT

This ESCROW DEPOSIT AGREEMENT (this “Agreement”) dated as of this [13th] day of [July] 2022 by and among [Bullet ID] (“Party A”), a [Canada] [Corporation], having an address at [1018 Finch Ave. West, 4th Floor North York Ontario M3J3L5 Canada], [Rialto Markets] (“Party B”), a [New York] [Corporation], having an office at [42 BROADWAY SUITE 12-129, NEW YORK, NY 10004] and THREAD BANK (“Escrow Agent”), an FDIC-insured, a Tennessee state-chartered bank and having an office at 210 East Main Street, Rogersville, TN (each a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, Party A and Party B have agreed that a certain sum of money shall be held in escrow upon certain terms and conditions; and

WHEREAS, Party A and Party B appoint the Escrow Agent as escrow agent of such escrow subject to the terms and conditions set forth in this Agreement; and

WHEREAS, the Escrow Agent accepts such appointment as escrow agent subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Delivery of Escrow Funds.

(a) The Party A and Party B will deliver, or shall cause to be delivered, to the Escrow Agent check(s), ACH transfer(s), credit and/or debit card payment(s), or wire transfer(s) made payable to “Thread Bank as Escrow Agent for [Bullet ID]” to be held in an account at Thread Bank entitled “[Thread Bank FBO BULLET ID, Thread Bank, as Escrow Agent” having ABA No. 064202967, Account No. [1003854] ( “Escrow Account”).

(b) The collected funds deposited into the Escrow Account are referred to as the “Escrow Funds”.

(c) The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of these check(s) or any other funds delivered to the Escrow Agent for deposit into the Escrow Account. If, for any reason, these check(s) or any other funds deposited into the Escrow Account shall be returned unpaid to the Escrow Agent, the sole duty of the Escrow Agent shall be to advise Party A and Party B promptly thereof and return check(s) in the manner directed in writing by Party A and Party B at such address prescribed in Section 9 herein.

2. Release of Escrow Funds. The Escrow Funds shall be paid by the Escrow Agent in accordance with the instructions, in form and substance satisfactory to the Escrow Agent, received from Party A and Party B or, in absence of such instructions, in accordance with the order of a court of competent jurisdiction or in such manner the Escrow Agent, in its sole discretion, deemed reasonable under the circumstance. The Escrow Agent shall not be required to pay any uncollected funds or any funds that are not available for withdrawal. The Escrow Agent may act in reliance upon any instructions, court orders, notices, certifications, demands, consents, authorizations, receipts, powers of attorney or other writings delivered to it without being required to determine the authenticity or validity thereof or the correctness of any fact stated therein, the propriety or validity of the service thereof, or the jurisdiction of the court issuing any judgment or order

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3. Acceptance by Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a) Upon execution of this Agreement, Party A shall execute and deliver to the Escrow Agent, Exhibit A hereto and Party B shall execute and deliver to the Escrow Agent Exhibit A-1 (together with Exhibit A, each a “Certificate”) hereto, for the purpose of (i) establishing the identity of each respective authorized representative(s) of Party A and Party B entitled to singly initiate and/or confirm disbursement instructions to the Escrow Agent on behalf of each such party and (ii) providing standing wire instructions for each of Party A and Party B to be used for disbursements to said Party. The Escrow Agent may act in reliance upon any request on each Certificate reasonably believed by it to be genuine and may assume that any person who has been designated by Party A or Party B to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or, including but not limited to, those contained, or contemporaneous therewith, in each Certificate. Party A and Party B may update its respective Certificate by executing and delivering to the Escrow Agent an updated Certificate in the form attached hereto as Exhibit A and/or Exhibit A-1. Until such time as the Escrow Agent shall receive an updated Certificate, the Escrow Agent shall be fully protected in relying without inquiry on the current Certificate on file with Escrow Agent.

(b) The Escrow Agent may seek confirmation of disbursement instructions by telephone call back or email to one of the authorized representatives set forth on each Certificate, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person(s) so designated. To ensure the accuracy of the instruction it receives, the Escrow Agent may record such call back. If the Escrow Agent is unable to verify the instruction or is not satisfied in its sole discretion with the verification it receives, it will not execute the instruction until all issues have been resolved to its satisfaction. Party A and Party B agree that the foregoing procedures constitute commercially reasonable security procedures. Escrow Agent further agrees not to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from Party A or Party B inconsistent with the foregoing.

(c) The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or negligence.

(d) Party A and Party B, jointly and severally, agree to indemnify, release, and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses, including, but not limited to, attorney’s fees, costs and disbursements, (collectively “Claims”) claimed against or incurred by the Escrow Agent arising out of or related, directly or indirectly, to this Agreement and the Escrow Agent’s performance hereunder or in connection herewith, except to the extent such Claims arise from Escrow Agent’s willful misconduct or negligence as adjudicated by a court of competent jurisdiction, as prescribed in Section 11 herein.

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(e) Notwithstanding anything to the contrary herein, in the event of any disagreement between or among Party A and Party B, or between any of them and any other person, resulting in adverse claims or demands being made to the Escrow Agent in connection with the Escrow Account, or in the event that the Escrow Agent, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its sole discretion, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all Parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The Escrow Agent shall have the option, after thirty (30) days’ notice to Party A and Party B of its intention to do so, to file an action in interpleader requiring Parties to answer and litigate any claims and rights among themselves. The rights of the Escrow Agent under this section are cumulative of all other rights which it may have by law or otherwise.

(f) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent, with all due respect, shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Funds until it shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Funds to a court of competent jurisdiction.

(g) The Escrow Agent shall have no duty, responsibility or obligation to interpret or enforce the terms of any agreement other than Escrow Agent’s obligations hereunder, and the Escrow Agent shall not be required to make a request that any monies be delivered to the Escrow Account, it being agreed that the sole duties and responsibilities of the Escrow Agent shall be to the extent not prohibited by applicable law (i) to accept check(s) or other instruments for the payment of money delivered to the Escrow Agent for the Escrow Account and deposit said check(s) or instruments into the Escrow Account, and (ii) disburse or refrain from disbursing the Escrow Funds as stated herein, provided that the check(s) or instruments received by the Escrow Agent have been collected and are available for withdrawal.

4. Escrow Account Statements and Information. The Escrow Agent agrees to send to Party A and/or Party B a copy of the Escrow Account periodic statement, upon request in accordance with the Escrow Agent’s regular practices for providing account statements to its non-escrow clients and to also provide Party A and/or Party B, or its designee, upon request other deposit account information, including Account balances, by telephone or by computer communication, to the extent commercially practicable. Party A and Party B agree to complete and sign all forms or agreements required by Escrow Agent for such purpose. Party A and Party B each consent to Escrow Agent’s release of such account information to any of the individuals designated by Party A or Party B, which designation has been signed in accordance with Section 3(a) by any of the persons in Schedule A. Further, Party A and Party B have an option to receive e-mail notification of incoming and outgoing wire transfers. If this e-mail notification service is requested and subsequently approved by the Escrow Agent, Party A and Party B agrees to provide a valid e-mail address and other information necessary to set-up this service and sign all forms and agreements required for such service. Party A and Party B each consent to the Escrow Agent’s release of wire transfer information to the designated e-mail address(es). The Escrow Agent’s liability for failure to comply with this section shall not exceed the cost of providing such information.

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5. Resignation and Termination of the Escrow Agent. The Escrow Agent may, at its sole discretion, resign at any time by giving thirty (30) days’ prior written notice of such resignation to Party A and Party B. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Funds that it has received as of the date on which it provided the notice of resignation as depository. In such event, the Escrow Agent shall not take any action until Party A and Party B jointly designates a banking corporation, trust company, attorney or other person as successor escrow agent. Upon receipt of such written instructions signed by Party A and Party B, the Escrow Agent shall promptly deliver the Escrow Funds, net of any outstanding charges, to such successor escrow agent and shall thereafter have no further obligations hereunder. If such instructions are not received within thirty (30) days following the effective date of such resignation, then the Escrow Agent may deposit the Escrow Funds and any other amounts held by it pursuant to this Agreement with a clerk of a court of competent jurisdiction pending the appointment of a successor escrow agent. In either case provided for in this section, the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

6. Termination. Party A and Party B may terminate the appointment of the Escrow Agent hereunder upon a joint written notice to Escrow Agent specifying the date upon which such termination shall take effect. In the event of such termination, Party A and Party B shall, within thirty (30) days of such notice, jointly appoint a successor escrow agent and the Escrow Agent shall, upon receipt of written instructions signed by both Party A and Party B, turn over to such successor escrow agent all of the Escrow Funds; provided, however, that if Party A and Party B fail to appoint a successor escrow agent within such thirty (30)-day period, such termination notice shall be null and void and the Escrow Agent shall continue to be bound by all of the provisions hereof. Upon receipt of the Escrow Funds, the successor escrow agent shall become the Escrow Agent hereunder and shall be bound by all of the provisions hereof and the Escrow Agent shall be relieved of all further obligations and released from all liability thereafter arising with respect to the Escrow Funds.

7. Investment. All Escrow Funds received by the Escrow Agent shall be held only in non-interest-bearing bank accounts at Escrow Agent.

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8. Compensation. The Escrow Agent shall be entitled, for the duties to be performed by it hereunder, to a fee of $6,000.00, which shall be billed to Party A and Party B on the last day of the month for which the Escrow Account had been funded (“Invoice Date”). Further, if the term of this Agreement exceeds one (1) year from the original Invoice Date, a fee of $1,500.00 will billed to Party A and Party B on each such anniversary of the Invoice Date. In addition, Escrow Agent shall be entitled, for the duties to be performed in relation to Reg CFs, to an adjusted fee of $4,500, which fee shall be billed to Party A and Party B on the Invoice Date. Further, if the term of this Agreement exceeds one (1) year from the original Invoice Date, a fee of $750 will be billed to Party A and Party B on each such anniversary of the Invoice Date. Party A and Party B shall be obligated to reimburse the Escrow Agent for all fees, costs and expenses incurred or that becomes due in connection with this Agreement or the Escrow Account, including reasonable attorney’s fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of the Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, the Escrow Agent shall advise Party A and Party B, and Party A and Party B shall direct all such amounts to be paid directly at any such closing.

9. Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if sent by hand-delivery, by facsimile followed by first-class mail, by nationally recognized overnight courier service or by prepaid registered or certified mail, return receipt requested, to the addresses set forth below.

If to Party A:

Attention:	Tatiana Trofimova
Fax No:	1647-957-6561

If to Party B:

.

Attention:	Yerine Lee
Fax No.:	917-999-0091

If to Escrow Agent:

Thread Bank
210 East Main Street
Rogersville TN 37857
Attention:	, Group Director and Senior Vice President
Fax No.:

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10. Regulatory Compliance.

a. Party A and Party B agree to observe and comply, to the extent applicable, with all anti-money laundering laws, rules and regulations including, without limitation, regulations issued by the Office of Foreign Assets Control of the United States Department of Treasury and the Financial Crimes Enforcement Network of the U.S. Department of Treasury.

b. Party A and Party B shall provide to the Escrow Agent such information as the Escrow Agent may require to enable the Escrow Agent to comply with its obligations under the Bank Secrecy Act of 1970, as amended (“BSA”), or any regulations enacted pursuant to the BSA or any regulations, guidance, supervisory directive or order of the Tennessee Department of Financial Institutions or Federal Deposit Insurance Corporation. The Escrow Agent shall not make any payment of all or any portion of the Escrow Funds to any person unless and until such person has provided to the Escrow Agent such documents as the Escrow Agent may require to enable the Escrow Agent to comply with its obligations under BSA.

c. To help the United States government fight funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, and from time to time as may be required by the Escrow Agent’s internal policies and procedures, the Escrow Agent shall be entitled to ask for information that will allow the Escrow Agent to identify relevant Parties. For a non-individual person such as a business entity, a charity, a trust, or other legal entity, the Escrow Agent may request for documentation, including but not limited to, its formation and existence as a legal entity. The Escrow Agent may also request such documentation as, including but not limited to, financial statements, licenses, identification, and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. Parties acknowledge and agree that a portion of the identifying information set forth herein is being requested by the Escrow Agent in connection with Title III of the USA Patriot Act, Pub.L. 107-56 (“Act”), and Party A and Party B each agrees to provide any additional information requested by the Escrow Agent, in its sole discretion, in connection with the Act or any other legislation, regulation, regulatory order or published guidance to which the Escrow Agent is subject, in a timely manner.

11. General.

a. IN THE MATTERS NOT PREEMPTED BY FEDERAL LAW, THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TENNESSEE, BUT WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Each Party hereby irrevocably submits to the jurisdiction of any Tennessee State or federal court sitting in or encompassing Nashville, Tennessee in any action or proceeding arising out of or relating to this Agreement, and each Party hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state courts or, to the extent permitted by law, in such federal courts. The Parties hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parties agree that a final judgment not subject to further appeal, in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

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b. This Agreement sets forth the entire agreement and understanding of Parties in respect to the matters contained herein and supersedes all prior agreements, arrangements and understandings relating thereto.

c. All of the terms and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, Parties hereto, as well as its respective successors and assigns.

d. This Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the Party waiving compliance. The failure of any of the Parties at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver of any Party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement. Neither of the Parties may assign any rights, duties or obligations hereunder unless all other Parties have given its prior written consent.

e. If any provision included in this Agreement proves to be invalid or unenforceable, it shall not affect the validity of the remaining provisions.

f. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments thereto, and the same shall be construed neither for nor against either Party, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the Parties.

g. Captions and headings in this Agreement are for convenience only and are not deemed part of this Agreement.

12. Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL, OR EXEMPLARY DAMAGES OR LOST PROFITS (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING OUT OF OR IN CONNECTION WITH THE PROGRAM DOCUMENTS; PROVIDED, HOWEVER, THAT DATA BREACH, CONFIDENTIALITY BREACH AND NOTIFICATION RELATED COSTS SHALL NOT BE DEEMED INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL, OR EXEMPLARY DAMAGES.

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13. Condition of Effectiveness. This Agreement shall become effective when signed by the Parties herein

14. Counterparts and Facsimile Transmission. This Agreement and any modification or amendment of this Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the Parties hereto. The signature of a representative of Party A and Party B, to any counterpart, shall be deemed a signature to, and may be appended to, any other counterpart. Party A or Party B may deliver its signed counterpart of this Agreement to the other party by facsimile transmission, and such delivery shall be deemed made and completed upon receipt of such facsimile transmission by the other Party. Party A or Party B delivering a signed counterpart by facsimile transmission agrees to promptly send the counterpart bearing its original signature to the other Party; provided that a delay or failure to do so shall not negate the effectiveness of the delivery made by the facsimile transmission.

15. No Third-Party Beneficiaries. This Agreement is solely for the benefit of Parties and its respective successors and permitted assigns, and no other person has any right, benefit, priority or interest under or because of the existence of this Agreement.

IN WITNESS WHEREOF, Parties have duly executed this Agreement as of the date first set forth above.

[Bullet ID]

By:
Name: Bruce Lewis
Title: President & CEO

By:
Name: Tatiana Trofimova
Title: Chief Administrative Officer

By:
Name: Yana Pchelkin
Title: Controller

[Rialto]

By:
Name: Yerine Lee
Title: Operations Analyst

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By:
Name: Ryan Simmons
Title: Operations Director

THREAD BANK

By:
Name: Alex Johnston
Title: Director of Operations

By:
Name: Tyler Fruland
Title: Treasury Management Operations Manager

EXHIBIT A

CERTIFICATE OF AUTHORIZED REPRESENTATIVES – Bullet ID

Name	Thread	Initiate (Y/N)	Callback (Y/N)	Phone No.	Alt. Phone No.

Bruce Lewis				416-271-5667
Tatiana Trofimova				647-298-1162
Yana Pchelkin				416-823-1769

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STANDING DOMESTIC WIRE INSTRUCTIONS FOR PARTY A

In accordance with Section 3(a) of the Agreement disbursements to Party A by wire transfer must be sent in accordance with the following wire instructions:

Bank Name:	[ ]
Bank Address:	[ ]
ABA Number:	[ ]
Account Number:	[ ]
Account Name:	[ ]

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STANDING INTERNATIONAL WIRE INSTRUCTIONS FOR PARTY A

To receive US Dollar International wire transfers in your South State Bank, N.A. account, please use the following instructions: Funds should be sent to:

Intermediary Bank Information:

South State Bank, NA
Atlanta, GA

Swift: CSBKUS33
ABA: 063116737

Account: 80014911

Beneficiary Bank:

(Your Bank Name)
(Your Bank Acct #)

Beneficiary:	(Your Customer’s Name)
(Your Customer’s Acct#)

South State Bank, N.A. receives wires in currencies other than US Dollars.

If you have any questions, please contact us at:

Swift: CSBKUS33
Phone: (770) 850-3424

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EXHIBIT A-1

CERTIFICATE OF AUTHORIZED REPRESENTATIVES – Rialto

Name	Thread	Initiate (Y/N)	Callback (Y/N)	Phone No.	Alt. Phone No.

Yerine Lee				917-279-7453
Ryan Simmons				917-999-0091

STANDING DOMESTIC WIRE INSTRUCTIONS FOR PARTY B

In accordance with Section 3(a) of the Agreement disbursements to Party B by wire transfer must be sent in accordance with the following wire instructions:

Bank Name:	[Piermont Bank]
Bank Address:	[4 Bryant Park Third Floor New York NY 10018]
ABA Number:	[026015053]
Account Number:	[1100000783]
Account Name:	Rialto Markets

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STANDING INTERNATIONAL WIRE INSTRUCTIONS FOR PARTY B

To receive US Dollar International wire transfers in your SouthState Bank, N.A. account, please use the following instructions: Funds should be sent to:

Intermediary Bank Information:

South State Bank, NA
Atlanta, GA

Swift: CSBKUS33

ABA: 063116737

Account: 80014911

Beneficiary Bank:

(Your Bank Name)
(Your Bank Acct #)

Beneficiary:	(Your Customer’s Name)
(Your Customer’s Acct#)

South State Bank, N.A. receives wires in currencies other than US Dollars.

If you have any questions, please contact us at:

Swift: CSBKUS33
Phone: (770) 850-3424

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